Exhibit 21.1
                                                 The Ziegler Companies 2002 10-K

                                SUBSIDIARIES OF
                          THE ZIEGLER COMPANIES, INC.

     Subsidiary                         State of Incorporation or Organization
     ----------                         --------------------------------------
B.C. Ziegler and Company                          Wisconsin
Ziegler Financing Corporation                     Wisconsin
Ziegler Healthcare Capital, LLC                   Delaware
First Church Financing Corporation                Wisconsin
Ziegler Equity Funding I, LLC                     Wisconsin
ZHP I, LLC                                        Delaware
Ziegler Healthcare Fund I, L.P.                   Delaware